Exhibit 23

Consent of Independent Registered Public Accounting Firm

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-77016) pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan of our report dated July 1, 2005, with respect to the financial statements of The Princeton Review, Inc. 401(k) Employee Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ HOLTZ RUBENSTEIN REMINICK LLP

Holtz Rubenstein Reminick LLP

New York, New York

July 7, 2005